UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2005
Date of Earliest Event Reported: December 31, 2004

INTERNATIONAL PAPER COMPANY
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	1-3157 (Commission File Number)	13-0872805 (IRS Employer Identification No.)

400 Atlantic Street
Stamford, Connecticut 06921
(Address and zip code of principal executive offices)

(203) 541-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Maine

        On December 31, 2004, International Paper Company (the “Company”) announced the completion of the sale of its forestlands in Maine and New Hampshire to GMO Renewable Resources, LLC, a private investment management company, for approximately $250 million.

        A copy of the Company’s press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Weldwood

        On January 3, 2005, the Company announced it had completed the sale of its wholly owned subsidiary, Weldwood of Canada Limited, (the “Transaction”) to West Fraser Timber Co. Ltd. (“West Fraser”) for C$1.23 billion (approximately U.S.$1 billion). The Company’s net cash proceeds received from the sale, including closing adjustments, were approximately U.S.$1.1 billion. A copy of the Company’s press release relating to completion of the Transaction is included as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Press Release of International Paper Company dated December 31, 2004.

Exhibit 99.2	Press Release of International Paper Company dated January 3, 2005.

Exhibit 99.3	Agreement dated December 19, 2004, amending certain terms of the Acquisition Agreement dated July 21, 2004, between International Paper Company and West Fraser Timber Co. Ltd.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:	/s/ Andrea L. Dulberg Name: Andrea L. Dulberg Title: Assistant Secretary

Date: January 4, 2005

EXHIBIT INDEX

Exhibit 99.1:	Press Release of International Paper Company, dated December 31, 2004.

Exhibit 99.2:	Press Release of International Paper Company, dated January 3, 2005.

Exhibit 99.3:	Agreement dated December 19, 2004, amending certain terms of the Acquisition Agreement dated July 21, 2004, between International Paper Company and West Fraser Timber Co. Ltd.